UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 5, 2025
Semrush Holdings, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction
of Incorporation)

001-40276	84-4053265
(Commission File Number)	(I.R.S. Employer Identification No.)
800 Boylston Street, Suite 2475 Boston, Massachusetts	02199
(Address of Principal Executive Offices)	(Zip Code)
(800) 851-9959
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	SEMR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2025, Semrush Holdings, Inc. (the “Company”) entered into an amended and restated employment agreement with Brian Mulroy, Chief Financial Officer of the Company (the “Amended and Restated Mulroy Employment Agreement”), which amends and restates Mr. Mulroy’s Employment Agreement dated September 8, 2023.

The Amended and Restated Mulroy Employment Agreement provides for, among other things, the following changes to the prior Employment Agreement dated September 8, 2023:

•as previously disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 17, 2025 (the “Proxy Statement”), an annual base salary of $450,000;
•a 30-day cure period during which Mr. Mulroy is entitled the opportunity to cure an alleged violation of the provisions of the Amended and Restated Mulroy Employment Agreement that would entitle the Company to terminate Mr. Mulroy’s employment for “Cause” (as such term is defined in the Amended and Restated Mulroy Employment Agreement);
•if Mr. Mulroy resigns for “Good Reason” (as such term is defined in the Amended and Restated Mulroy Employment Agreement) or the Company terminates his employment without Cause, then Mr. Mulroy will be eligible to receive the following severance benefits (less applicable withholdings), contingent upon Mr. Mulroy executing and not revoking a separation agreement, including, among other things, a general release of claims in favor of the Company (the “Separation Agreement and Release”): (1) severance pay equal to 100% of his then-current base salary for a period of 12 months paid in installments; and (2) reimbursement of COBRA premiums for Mr. Mulroy and his eligible dependents from the last day of employment until the earlier of: (i) 12 months or (ii) the time Mr. Mulroy accepts employment with another employer that provides comparable benefits; and

•if Mr. Mulroy resigns for Good Reason or the Company or its successor terminates his employment without Cause, in either case within three months prior to, or within 12 months following, a “Sale Event” (as such term is defined in the Amended and Restated Mulroy Employment Agreement), then Mr. Mulroy will be eligible to receive the following severance benefits (less applicable withholdings), contingent upon Mr. Mulroy executing and not revoking a Separation Agreement and Release: (1) severance pay equal to 150% of his then-current base salary, paid in a single lump sum within 60 days following his last day of employment; (2) a bonus calculated at 100% achievement of all Company and individual performance objectives, paid in a single lump sum within 60 days following his last day of employment; and (3) reimbursement of COBRA premiums for Mr. Mulroy and his eligible dependents from the last day of employment until the earlier of: (i) 18 months or (ii) the time that Mr. Mulroy accepts employment with another employer that provides comparable benefits.

Pursuant to the Amended and Restated Mulroy Employment Agreement, Mr. Mulroy is subject to customary confidentiality covenants.

The foregoing summary of the Amended and Restated Mulroy Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Mulroy Employment Agreement, a copy of which will be filed with the Company’s next Annual Report on Form 10-Q filed with the Securities and Exchange Commission and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 5, 2025, the Company held its annual meeting of stockholders (the “2025 Annual Meeting”), at which a quorum was present, to consider and vote on the four proposals set forth below, each of which is described in greater detail in the Proxy Statement, which was filed in connection with the 2025 Annual Meeting. The final voting results are set forth below.

Proposal 1 - Election of Directors

The stockholders elected each person named below to serve as a Class I director to hold office until the 2028 annual meeting of stockholders or until their successors are duly elected and qualified, subject to their earlier resignation, death, or removal. The results of such vote were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Anna Baird	225,311,987	24,891,335	48,514,419
Dmitry Melnikov	243,181,250	7,022,072	48,514,419

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The results of such vote were as follows:

Votes For	Votes Against	Abstentions
298,641,990	29,145	46,606

Proposal 3 – Non-Binding, Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
249,497,414	648,506	57,402	48,514,419

Based on the votes set forth above, the compensation of the Company's named executive officers was approved by the stockholders on non-binding, advisory basis.

Proposal 4 – Non-Binding, Advisory Vote to Indicate the Preferred Frequency of Future Non-Binding, Advisory Votes to Approve the Compensation of the Company’s Named Executive Officers

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
248,808,608	3,423	1,342,807	48,484	48,514,419

Based on the votes set forth above, an annual frequency of future non-binding, advisory votes on the compensation of the Company's named executive officers was approved by the stockholders on a non-binding, advisory basis. In light of these voting results, the recommendation of the Company's Board of Directors (the “Board”) that was included in the Proxy Statement, the Board has determined that the Company will hold future non-binding, advisory votes on the compensation of the Company's named executive officers on an annual basis, until the next stockholder non-binding, advisory vote on the frequency of future non-binding, advisory votes on the compensation of the Company's named executive officers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMRUSH HOLDINGS, INC.

Date: June 11, 2025	By:	/s/ David Mason
David Mason
Chief Legal Officer and Secretary